Exhibit 99.1

News

WJ Communications Announces Fourth Quarter and Full Year 2007

Financial Results

-Achieved EBITDA Positive Results for the Third Consecutive Quarter-

SAN JOSE, Calif. — February 27, 2008 — WJ Communications, Inc. (NASDAQ: WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced results for the fourth quarter and fiscal year ended December 31, 2007.

Financial and Business Highlights:

•                  Recorded fourth quarter 2007 revenue of $10.6 million, representing a sequential increase of 7.7 percent

•                  Received first production order for a TD-SCDMA Multi Chip Module chipset for delivery in the first quarter of 2008

•                  Achieved EBITDA positive results for the third consecutive quarter

•                  Generated approximately $3.5 million in cash

•                  Released 18 new products during the second half, resulting in a total of 35 products for the full year of 2007

“During the fourth quarter we continued to benefit from our strategic initiatives and delivered our third consecutive quarter of EBITDA positive results and improved cash by $3.5 million,” commented Bruce Diamond, President and Chief Executive Officer of WJ Communications.  “Our focused execution on our cost saving initiatives throughout the past year has resulted in a much lower cost business model that will provide substantial upside on incremental revenue improvements.  Looking forward, we remain excited about the pending TD-SCDMA rollout in China, for which we recently received our first production order for a Multi Chip Module.  Throughout 2008, we expect to continue to execute on our strategic initiatives and further improve our cost structure, while driving additional opportunities through the continued introduction of new and innovative products to the market.”

Revenue for the fourth quarter of 2007 was $10.6 million compared to revenue of $9.8 million in the third quarter of 2007 and $11.3 million in the same period one year ago.

Net loss for the fourth quarter of 2007 was $802,000, or ($0.01) per share.  This compared to a net loss of $1.3 million, or ($0.02) per share, in the third quarter of 2007 and a net loss of $2.9 million, or ($0.04) per share, in the fourth quarter of 2006. Stock compensation charges were $843,000 in the fourth quarter of 2007 compared to $909,000 in the third quarter of 2007 and $1.1 million in the year ago period.  EBITDA for the fourth quarter was $620,000.  This compares to EBITDA of $366,000 in the third quarter of 2007 and a loss of ($939,000) in the same period one year ago.

Gross margin for the fourth quarter of 2007 was 47.5 percent, compared to 48.9 percent in the third quarter of 2007 and 45.0 percent in the same period a year ago.  Operating expenses for the quarter totaled $5.9 million, which included a restructuring benefit of $669,000.  This compares to $6.3 million in the previous quarter, which included a restructuring benefit of $139,000, and $8.2 million in the same period one year ago.

For the twelve months ended December 31, 2007, total revenue was $43.9 million compared to $48.8 million in 2006. Gross margin for the full year of 2007 was 48.5 percent compared to 51.4 percent for the full year 2006. Net loss for 2007 was $7.0 million, or ($0.10) per share, compared to a net loss of $8.4 million, or ($0.13) per share in 2006. The net loss for 2007 included approximately $3.9 million of stock compensation expenses, compared to $2.3 million for the year 2006. Operating expenses for 2007 totaled $29.0 million, compared to $35.9 million for 2006.

Cash, cash equivalents and short-term investments as of December 31, 2007 were $16.7 million, compared to $13.2 million as of September 30, 2007 and $25.4 million as of December 31, 2006.

A reconciliation of non-GAAP to GAAP results is provided in the table below and on the Company’s website.

Business Outlook

WJ Communications’ Chief Executive Officer, Bruce Diamond, and Chief Financial Officer, Greg Miller, will provide a business update and guidance for the first quarter of 2008 during their financial results conference call today.  Projections and guidance are estimates only and actual performance could differ.

Fourth Quarter and Full Year 2007 Financial Results Conference Call

WJ Communications will host a conference call and Web cast with investors today, Wednesday, February 27, 2008, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the fourth quarter and full year 2007 financial results and the outlook for the first quarter of 2008. Investors and other interested parties may access the call by dialing 800-257-6566 (+1-303-262-2131 outside of the U.S.), with the Reservation ID 11109485, at least 10 minutes prior to the start of the call.  In addition, an audio Web cast will be available in the Investor Relations section of the Company’s Web site at www.wj.com.  Following the live Web cast, an archived version will be available on the Company’s Web site.

Forward-Looking Statements

This release contains a forward-looking statement as to a certain Company action and goal. This forward-looking statement and others made by the Company are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s actual performance in the first quarter of 2008 and fiscal year 2008 , the success of the Company’s new product introductions, the ability to meet its projected schedule for product introductions, any loss of or reduction in orders from the Company’s re-engaged key customer for any reason, the Company’s actual sales to the re-engaged key customer, that the Company will continue to realize the benefits of its cost savings initiatives and the actual amounts, that the Company’s lower cost business model will provide substantial upside on incremental revenue improvements and the actual amounts, the actual timing of the TD-SCDMA rollout in China and its actual impact on the Company’s 2008 results, the ability to maintain its listing on the NASDAQ Global Market by regaining compliance with Market Place Rule 4450(a)(5) on or before June 17, 2008, the results of the Company’s current evaluation of strategic alternatives and the success of any action taken as a result of that evaluation, the future success of our current business model and the risk factors contained in the Company’s Form 10-K for year ended 2006, Form 10-Q, and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission, which are available on the SEC Web site at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and WiMax. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners

Company Contact:	Media Contact	Investor Contact:
R. Gregory Miller	Claudia Lin	Ryan Bright
Chief Financial Officer	Marketing and Public Relations	Shelton Group Investor Relations
WJ Communications	WJ Communications	For WJ Communications
408-577-6200	408-577-6341	972-239-5119 ext. 159
gregory.miller@wj.com	claudia.lin@wj.com	rbright@sheltongroup.com

~ Financial Tables to Follow ~

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Net sales	$10,599	$11,285	$43,944	$48,779

Cost of goods sold	5,565	6,203	22,645	23,704
Gross profit	5,034	5,082	21,299	25,075
Operating expenses:
Research and development	3,095	4,305	14,904	18,329
Selling and administrative	3,480	4,189	15,200	17,869
Restructuring charges (credits)	(669)	(286)	(171)	(286)
Gain on the sale of assets held for sale	—	—	(901)	—
Total operating expenses	5,906	8,208	29,032	35,912
Loss from operations	(872)	(3,126)	(7,733)	(10,837)
Interest income	151	327	793	1,241
Interest expense	(23)	(23)	(78)	(83)
Other income (expense) - net	(1)	(97)	123	(91)
Loss before income taxes	(745)	(2,919)	(6,895)	(9,770)
Income tax expense (benefit)	57	—	57	(1,366)
Net loss	$(802)	$(2,919)	$(6,952)	$(8,404)

Basic and diluted net loss per share	$(0.01)	$(0.04)	$(0.10)	$(0.13)
Basic and diluted average weighted shares	68,392	67,229	68,011	66,408

WJ Communications Inc. and Subsidiaries

Unaudited Reconcilation of Non-GAAP Financial Measures

(in thousands)

	Three Months Ended					Twelve Months Ended
	April 1, 2007	July 1, 2007	September 30, 2007	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006 (1)

GAAP loss from operations	$(4,770)	$(592)	$(1,499)	$(872)	$(3,126)	$(7,733)	$(10,837)
Depreciation and amortization expense	1,202	667	956	649	1,136	$3,474	4,236
Stock-based compensation	875	1,273	909	843	1,051	$3,900	2,329
EBITDA	$(2,693)	$1,348	$366	$620	$(939)	$(359)	$(4,272)

(1)    Twelve months ended December 31, 2006 depreciation and amortization expense includes $637 write-off of an intangible asset

WJ COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2007	2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$14,018	$17,024
Short-term investments	2,698	8,399
Receivables (net of allowances of $440 and $417, respectively)	6,977	5,759
Inventories	6,443	5,281
Other current assets	1,144	1,563
Total current assets	31,280	38,026
PROPERTY, PLANT AND EQUIPMENT, net	5,511	7,232
Goodwill	6,834	6,834
Intangible assets, net	692	960
Other assets	179	181
	$44,496	$53,233

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	3,926	4,522
Accrued liabilities	2,932	4,080
Income tax contingency liability	54	419
Deferred margin on distributor inventory	2,687	2,824
Restructuring accrual	3,182	3,212
Total current liabilities	12,781	15,057
Restructuring accrual	7,941	12,006
Other long-term obligations	597	580
Total liabilities	21,319	27,643

STOCKHOLDERS’ EQUITY:
Common stock	709	693
Treasury stock	(24)	(20)
Additional paid-in capital	212,972	208,840
Accumulated deficit	(190,480)	(183,923)
Total stockholders’ equity	23,177	25,590
	$44,496	$53,233